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                                                                 EXHIBIT (d)(29)

                AMENDMENT TO THE PORTFOLIO MANAGEMENT AGREEMENT

     The Portfolio Management Agreement ("Agreement") made the 5th day of May 2000 between Pacific Life Insurance Company ("Pacific Life"), a California corporation, Pacific Investment Management Company, ("PIMCO", "Portfolio Manager"), a Delaware limited liability company, and Pacific Select Fund (the "Fund"), a Massachusetts Business Trust, is hereby amended as set forth in this Amendment to the Portfolio Management Agreement, effective as of _____________, 2001.

     WHEREAS, the Fund is registered with the Securities and Exchange Commission as an open-end management investment company; and

     WHEREAS, the Fund offers shares in several Portfolios, two of which are designated the Managed Bond and Government Securities Portfolios; and

     WHEREAS, pursuant to the Agreement, Pacific Life and the Fund have appointed PIMCO as Portfolio Manager to the Managed Bond and Government Securities Portfolios and PIMCO has accepted such appointment; and

     WHEREAS, Pacific Life, PIMCO and the Fund desire to amend the Agreement in accordance with the provisions set forth in this Amendment;

     NOW THEREFORE, in consideration of the mutual premises and covenants contained in this Amendment, the parties agree to amend the Agreement by replacing Paragraph Four (4) with the following language:

            "4. Compensation.  For the services provided and the expenses borne
                ------------
by the Portfolio Manager pursuant to this Agreement, Pacific Life will pay to the Portfolio Manager a fee based on the aggregate average daily net assets of the Managed Bond and Government Securities Portfolios, at an annual rate equal to 0.25% of the Portfolios' aggregate average daily net assets. This fee shall be computed an accrued daily and payable monthly."

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first indicated above.

                         PACIFIC LIFE INSURANCE COMPANY


Attest:                                 By:
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Name:                                      Name:
Title:                                     Title:

Attest:                                 By:
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Name:                                      Name:
Title:                                     Title:

                     PACIFIC INVESTMENT MANAGEMENT COMPANY

Attest:                                 By:
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Name:                                      Name:
Title:                                     Title:

                              PACIFIC SELECT FUND

Attest:                                 By:
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Name:                                      Name:
Title:                                     Title: